Exhibit 16.2

April 11, 2011

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

We have read Eternal Image, Inc.’s statements included under Item 4.01 of its Form 8-K for April 7, 2011, and we agree with such statements concerning our Firm.

/s/ Demetrius & Company, L.L.C.